UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2015

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 4, 2015, the Company issued a press release entitled “Bion Responds to Pennsylvania Senate Bill 724 Critics” and a related, linked Memorandum entitled “Bion Responds to Media Attacks from the Chesapeake Bay Foundation and the Pennsylvania Environmental Digest” both of which have been placed on the Company's website, www.biontech.com.

Due to critiques and/or attacks which the Company has recently received in internet ‘magazines’ articles, internet blogs, twitter and re-tweets with regard to its public policy initiatives, as exemplified by the items responded to in the press release and memorandum above, the Company will expand and experiment with communication via ‘social media’ to communicate its message and accurate information about the Company during the coming periods.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Bion Responds to Pennsylvania Senate Bill 724 Critics” (dated May 4, 2015)

99.2	Memorandum entitled “Bion Responds to Media Attacks from the Chesapeake Bay Foundation and the Pennsylvania Environmental Digest” (dated May 4, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: May 6, 2015	By: s/ Mark A. Smith Mark A. Smith, President

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